UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 11, 2016

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201

(Address of principal executive offices)

(Zip Code)

(214) 740-5600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                                           Costs Associated with Exit or Disposal Activities.

On October 11, 2016, Primoris Services Corporation, a Delaware corporation (the “Company”), issued a press release announcing a plan to seek a buyer for its Texas Heavy Civil Unit, which operates as a division of the James Construction Group, a part of the Primoris East Construction Services segment. Calendar year 2015 revenues for this division were approximately $190 million. The press release, attached as Exhibit 99.1, includes the initial estimates of the financial impact for the Company.

Item 8.01                                           Other Events.

Settlement of a Receivable Collection Action

In its June 30, 2016 Current Report on Form 10-Q, the Company noted it was engaged in litigation for collection on two construction projects, completed in 2014. The Company has settled the dispute on one of these projects, with an exchange of general releases and has received $38 million in cash.

Item 9.01.                                        Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Dated: October 11, 2016	By:	/s/ Peter J. Moerbeek
Peter J. Moerbeek
Executive Vice President, Chief Financial Officer